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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 ("the Registration Statement") of Platinum Group Metals Ltd. ("the Company") of our auditor's report dated November 23, 2012 relating to the consolidated statements of financial position of the Company as at August 31, 2012, August 31, 2011 and September 1, 2010 and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years ended August 31, 2012 and August 31, 2011, which appear in Platinum Group Metals Ltd.'s Annual Report on Form 40-F for the year ended August 31, 2012.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
December 10, 2012

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM